EXHIBIT 10.14

[FORM OF PROMISSORY NOTE]

$________                                                               June ___, 2002

        FOR VALUE RECEIVED, Media Sciences International, Inc., a Delaware corporation (“Borrower”), hereby promises to pay to _______________ (the “Holder”), without demand, the sum of $_________ on the six month anniversary date of this Promissory Note December ___, 2002 (the “Maturity Date”), together with simple interest at the rate of 12% per annum. Whenever any payment to be made hereunder falls due on a Saturday, Sunday or business holiday in New York, New York, such payment may be made on the next succeeding business day and such extension of time will, in such case, be included in computing interest, if any, in connection with such payment.

        Borrower may prepay this Promissory Note at any time, in whole or in part, with accrued interest to the date of prepayment, and without penalty. All payments on this Promissory Note shall be applied first to the payment of accrued interest and the balance shall be applied to principal.

        In the event of default on repayment by the Borrower, the simple interest rate on the unpaid principal shall be increased to a rate of 20% per annum commencing from the date of default.

        Any notice herein required or permitted to be given shall be in writing and sent by means of certified or registered mail, express mail, or other overnight delivery service, hand delivery confirmed by signed receipt or facsimile transmission (followed by prompt transmission of the original of such notice by any of the foregoing means) in each case proper postage or other charges pre-paid and addressed or directed to the Holder or to the Borrower as set forth below:

                        If to the Borrower:
                        Media Sciences International, Inc.,
                        Attn.: Michael Levin, President
                        40 Boroline Road
                        Allendale, New Jersey 07401
                        201-818-9040 (fax)

                        with a copy to:
                        Law Offices of Dan Brecher
                        99 Park Avenue, 16th Floor
                        New York, New York 10016
                        212-808-4155 (fax)

                        If to the Holder:
                        ____________________________
                        ____________________________
                        ____________________________

Such notice shall be deemed given when actually received. Both the Holder and Borrower may change the address and fax number for notices by service of notice to the other as herein provided.

        Borrower waives demand for payment, notice of nonpayment, presentment, notice of dishonor, protest, and notice of protest. If default is made in the payment of this Promissory Note, Borrower shall pay the Holder all hereof costs of collection, including reasonable attorneys’ fees including all fees incurred in collection of this note or protection of the holder interest in this note.

        This Promissory Note shall be governed by the internal laws of the State of New Jersey, without regard to the principles of conflict of laws, and shall be enforced in the courts located in the Bergen County, State of New Jersey.

        This Promissory Note, together with the Subscription Agreement, is the entire agreement between the parties and neither party is relying on any prior or contemporaneous representation or promise, or any omission of any information, in entering into this Promissory Note.

        IN WITNESS WHEREOF, Borrower has caused this Promissory Note to be signed in its name by its duly authorized representative on the date first written.

Media Sciences International, Inc.

By: Michael W. Levin, President

ACCEPTED:

_________________________

By:______________________